Exhibit 4.1

GOODRICH PETROLEUM CORPORATION, as Issuer

the Subsidiary Guarantor named herein

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

As Trustee and Collateral Agent

__________________________

FIRST AMENDMENT TO INDENTURE AND NOTES

Dated as of May 6, 2020

13.50% Convertible Second Lien Senior Secured Notes due 2022

FIRST AMENDMENT TO INDENTURE AND NOTES

THIS FIRST AMENDMENT TO INDENTURE AND NOTES (this “Amendment”), dated as of May 6, 2020, by and between Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), Goodrich Petroleum Company, L.L.C., as the initial Subsidiary Guarantor (the “Subsidiary Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).

R E C I T A L S

A.     The Company, the Subsidiary Guarantor, the Trustee and Collateral Agent are parties to that certain Indenture dated as of May 31, 2019 (the “Indenture”), providing for the issuance of the Company’s 13.50% Convertible Second Lien Senior Secured Notes due 2021 (the “Notes”).

B.     The Company has requested the Holders of the Notes to consent to this Amendment for the purpose of extending the Stated Maturity (as defined in the Indenture) of each Note by one (1) calendar year.

C.     Pursuant to Section 12.02 of the Indenture, the Company, the Subsidiary Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Amendment to amend the Indenture and the Notes with the written consent of the Holders (as defined in the Indenture) of each Note affected by any amendment that changes the Stated Maturity of such Note (the “Required Consents”).

D.     The Company has requested and received the Required Consents from the requisite Holders to the amendments to the Indenture and the Notes contained herein and the execution of this Amendment.

E.     The Company has delivered to the Trustee, in accordance with Sections 12.02 and 12.06 of the Indenture, a resolution of its Board of Directors authorizing the execution of this Amendment, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such Amendment is authorized or permitted by the Indenture.

F.     The Company has requested that the Trustee and the Collateral Agent execute and deliver this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Indenture. Unless otherwise indicated, all article and section references in this Amendment refer to articles and sections of the Indenture.

Section 2.     Amendments to Indenture. Effective as of the Amendment Closing Date:

(a)     Each reference in the Indenture (including the exhibits thereto) to “due 2021” is hereby deleted and replaced in each instance therefor with “due 2022”.

(b)     Exhibit A of the Indenture (the “Form of Note”) is hereby amended by deleting the reference in the first paragraph thereof to “May 31, 2021” and replacing it therefor with “May 31, 2022”.

(c)     The first sentence of Section 4 of Exhibit A of the Indenture is hereby amended and restated in its entirety to read in full as follows:

“The Company issued the Notes under an Indenture dated as of May 31, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Indenture”) by and between the Company, the Subsidiary Guarantor named therein and the Trustee.”

Section 3.     Amendment to Notes. Effective as of the Amendment Closing Date:

(a)     Each Note (including the Initial Notes, whether issued as a Global Note or a Definitive Note, and the PIK Interest Notes) is hereby amended by deleting each reference therein to “due 2021” and replacing it therefor with “due 2022”.

(b)     Each Note (including the Initial Notes, whether issued as a Global Note or a Definitive Note, and the PIK Interest Notes) is hereby amended by deleting the reference in the first paragraph thereof to “May 31, 2021” and replacing it therefor with “May 31, 2022”.

(c)     The first sentence of Section 4 of each Note (including the Initial Notes, whether issued as a Global Note or a Definitive Note, and the PIK Interest Notes) is hereby amended and restated in its entirety to read in full as follows:

“The Company issued the Notes under an Indenture dated as of May 31, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Indenture”) by and between the Company, the Subsidiary Guarantor named therein and the Trustee.”

Section 4.     Conditions Precedent. This Amendment shall be deemed to be effective on the first date on which each of the following conditions is satisfied (the “Amendment Closing Date”):

(a)     The Trustee and Collateral Agent shall have received from the Company and the Subsidiary Guarantor, counterparts of this Amendment signed on behalf of each of the parties hereto.

(b)     The Collateral Agent and the Trustee shall have received a copy of an amendment to the First Lien Credit Agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Trustee, evidencing that the borrowing base thereunder is no less than $120,000,000 as of the date hereof.

(c)     The Collateral Agent and Trustee shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses (including, without limitation, the fees and expenses of counsel to the Collateral Agent and Trustee) required to be reimbursed or paid by the Company under the Indenture.

(d)     The Collateral Agent and Trustee shall have received such documents as the Collateral Agent and Trustee or special counsel to the Collateral Agent and Trustee may reasonably request.

(e)     Each of the representations and warranties contained in the Indenture shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Closing Date, except to the extent such representations and warranties expressly related to any earlier date.

(f)     No Default or Event of Default has occurred and is then continuing.

Section 5.     Indenture; No Further Modification. Except as specifically provided herein, all terms, conditions and covenants contained in the Indenture, and all rights of the Collateral Agent and Trustee, shall remain in full force and effect. This Amendment shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated shall be bound hereby.

Section 6.     Representations and Warranties. As of the date hereof, the Company represents and warrants to the Collateral Agent and Trustee that:

(a)     The execution, delivery and performance of this Amendment by each of the Company and the Subsidiary Guarantor are within such Person’s powers and have been duly authorized by all necessary action on the part of such Person. This Amendment has been duly executed and delivered by each of the Company and the Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)     The execution, delivery and performance of this Amendment by the Company and the Subsidiary Guarantor (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Company or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the consummation of the transactions contemplated thereby, except (A) such as have been obtained or made and are in full force and effect, (B) the recording and filing of Security Documents as required by the Indenture, (C) those third party approvals or consents which, if not made or obtained, would not cause a Default under the Indenture, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Security Documents and (D) the filing of any document with the Commission, (ii) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Company or the Subsidiary Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any material agreement or other instrument binding upon the Company or its Properties, or give rise to a right thereunder to require any payment to be made by the Company or the Subsidiary Guarantor and (iv) will not result in the creation or imposition of any Lien on any Property of the Company (other than the Liens created by the Security Documents).

(c)     Each of the representations and warranties contained in the Indenture and the other Security Documents is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly related to any earlier date.

(d)     No Default or Event of Default has occurred or is continuing or would reasonably be expected to result after giving effect to this Amendment or any other transaction contemplated hereby.

Section 7.     Ratification of Liability. The Company and the Subsidiary Guarantor, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Security Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Security Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Security Documents to which they are a party, respectively, as security for the obligations under the Security Documents, and each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Security Documents.

Section 8.     Reference to and Effect upon the Indenture

(a)     Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture and other Security Documents, and all rights of the Trustee, the Collateral Agent and the Holders and all of the obligations under the Security Documents, shall remain in full force and effect. The Company and the Subsidiary Guarantor each hereby confirms that the Indenture and the other Security Documents are in full force and effect and that the Company and the Subsidiary Guarantor do not have any right of setoff, recoupment or other offset nor any defense, claim or counterclaim with respect to any of the obligations under the Security Documents, the Indenture or any other Security Document.

(b)     Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of the provisions of the Indenture or any other Security Documents nor constitute a novation of any of the obligations under the Security Documents under the Indenture or other Security Documents or (ii) constitute a course of dealing or other basis for altering any obligations under the Security Documents or any other contract or instrument. Except as expressly set forth herein, the Collateral Agent and Trustee each reserves all of its rights, powers, and remedies under the Indenture, the other Security Documents and applicable law.

(c)     From and after the Amendment Closing Date, (i) the term “Indenture” in the Indenture, and all references to the Indenture in any other Security Document, shall mean the Indenture, as modified hereby and (ii) the term “Security Documents” in the Indenture and the other Security Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)     This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture or any other Security Document.

Section 9.     Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 10.     NO ORAL AGREEMENT. THIS AMENDMENT, THE INDENTURE AND THE OTHER SECURITY DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 11.     GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.     Trustee and Collateral Agent Make No Representation. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

Company:     GOODRICH PETROLEUM CORPORATION

                                                                                                                              By:  /s/ Michael J. Killelea

Name: Michael J. Killelea

Title:    Executive Vice President, General Counsel and Corporate Secretary

Subsidiary Guarantor:     GOODRICH PETROLEUM COMPANY, L.L.C.

By:  /s/ Michael J. Killelea

Name: Michael J. Killelea

Title:    Executive Vice President, General Counsel and Corporate Secretary

Trustee:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:  /s/ Barry D. Somrock

Name:  Barry D. Somrock
Title:  Vice President